Exhibit 99.2

PacificNet Elects China Lottery Expert Su Guo Jing as Independent Director and Board Member

-- New Board Addition Boosts Company's Gaming Expertise with China Lottery Gaming Experience

Beijing, China, February 7, 2008 /Xinhua-PRNewswire/ -- PacificNet, Inc. (NASDAQ: PACT), a leading provider of gaming technology, Customer Relationship Management (CRM) and e-commerce in China, announced today that it has elected Su Guo Jing to be a member of the Board of Directors of PacificNet as an Independent Director.

Mr. Su is currently the Chief Executive Officer of Beijing Lottery International Information Technology Development Ltd., a member of the China IT Channel Committee as well as a member of the 9th Beijing Enterprise Committee of the China National Democratic Construction Association. In 2005, Mr. Jing became a shareholder of Beijing Lottery International Information Technology Development Ltd. In the same year, the company cooperated with the China Center for Lottery Studies of Peking University to found the magazine “Gaming Industry and Public Welfare” where Mr. Su served as a Special Advisor. From 2004 to 2005, Mr. Su worked for the PRC government as the General Manager of the Paperless Lottery Department at the Beijing Welfare Lottery Center.  Prior to that, Mr. Su worked for the government as a Project Director at China National Electronics Import and Export Corporation. He is also referred to by industry reporters as “China’s Gaming Expert” because of his insights on gaming in China. Mr. Su graduated from the Shanghai Polytechnic University where he studied Science and Technology from 1989 to 1992 and studied law at the Party School of the Central Committee of C.P.C. from 1998 to 2000. Mr. Su also worked in Russia for three years and speaks fluent Russian.

“It brings me great pleasure to have been elected to the PacificNet Board of Directors as an Independent Director,” said Mr. Su Guo Jing. “I feel that my past and present experience with China Lottery Gaming will be a great asset to PacificNet’s bottom line in 2008 and in the years to come. The growing Chinese Lottery market poses many opportunities for PacificNet and it is my pleasure to lend my expertise to the PacificNet team.”

“We are happy to welcome Mr. Su Guo Jing to our board,” said Tong Tong, Chairman and CEO of PacificNet. “Mr. Su’s expertise in the Chinese Lottery arena will be an asset to PacificNet as we pursue China’s lottery gaming business. While the Chinese Lottery market is growing very quickly, it is also highly regulated. Mr. Su’s experience and knowledge in this area will be a great addition to our board.”

About PacificNet
PacificNet, Inc. (www.PacificNet.com) is a leading provider of gaming and mobile game technology worldwide with a focus on emerging markets in Asia, Latin America and Europe. PacificNet's gaming products are localized to their specific markets creating an enhanced user experience for players and larger profits for operators. PacificNet’s gaming products include multi-player electronic table games such as baccarat, sicbo and fish-prawn-crab, roulette machines, Server-Based Games (SBG) with multiple client betting stations, slot and bingo machines, Video Lottery Terminals (VLTs), Amusement With Prizes (AWP) machines, gaming cabinet and client/server system designs, online i-gaming software design, and multimedia entertainment kiosks as well as the Octavian line of casino management software, hardware and games. PacificNet's gaming clients include the leading hotels, casinos, and gaming operators in Macau, Europe and elsewhere around the world. PacificNet also maintains legacy subsidiaries in the call center and ecommerce business in China. PacificNet employs about 1,800 staff in its various subsidiaries with offices in the US, Hong Kong, China, UK, Russia, Ukraine, Italy, Germany, Argentina, Colombia, India and Australia.

Safe Harbor Statement
This announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:
PacificNet USA office:
Jacob Lakhany, Tel: +1-605-229-6678

PacificNet Beijing office:
Becky Zhao, Tel: +86 (10) 59225000
23rd Floor, Building A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028
Email:[Missing Graphic Reference]

PacificNet Shenzhen Office:
Alin Chen,Tel:+86 (755) 33222088
Room 4203, JinZhongHuan Business Center,Futian District, Shenzhen, China 518040

PacificNet Macau office:
Tel: +853 28704154
Unit A-C, 12th Floor, Edificio Commercial I Tak, No. 126, Rua Da Pequim, Macau, China.